UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail
GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 23, 2009, GreenHunter Energy Inc., a Delaware corporation, and Aspire Oil Services Limited, a company organized under the laws of Scotland, agreed to mutually terminate that certain Securities Purchase Agreement, (“SPA”) dated October 28, 2008, between Aspire Oil Services Limited and GreenHunter Energy, Inc. (“GreenHunter”). The SPA related to the acquisition by GreenHunter of 100% of the outstanding membership interests of L&L Holdings (Louisiana), LLC, a Delaware limited liability company, for a total cash consideration of approximately $27.5 million.
Aspire Oil Services Limited has discussed with GreenHunter their willingness to reopen negotiations for the sale of L&L Holdings (Louisiana), LLC to GreenHunter once GreenHunter has obtained 100% of the necessary financing for the acquisition. GreenHunter is continuing to receive financing proposals from a number of different institutions specifically related to closing this potential transaction.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
By:	/s/ Morgan F. Johnston
Morgan F. Johnston
Senior Vice President, General Counsel and Secretary

Date: January 28, 2009